EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-27131, 333-52467, 333-76915, 333-83581, 333-30900, 333-53146, 333-72474, 333-91294) of CIENA Corporation of our report dated December 10, 2002 relating to the financial statements, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP/s/

McLean, VA
December 12, 2002